As filed with the Securities and Exchange Commission on February 13, 1997
                                                  Registration No. 333-8935
--------------------------------------------------------------------------------



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                         -----------------------------------


                            PRE-EFFECTIVE AMENDMENT NO. 6
                        TO THE FORM S-1 REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                         -----------------------------------

                     HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                (Exact name of registrant as specified in its charter)


Delaware                               2721                      54-1799019
------------------            -------------------------       ------------------
(State or Other                  (Primary Standard              (IRS Employer
Jurisdiction of               Industrial Classification        Identification
Incorporation or                       Number)                      Number)
Organization)
                         -----------------------------------


                       1320 Old Chain Bridge Road -- Suite 220
                               McLean, Virginia  22101
                                    (703) 883-1836
                 (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive office)

                         -----------------------------------


                                       Copy To:

                                 Carl N. Duncan, Esq.
                              Duncan, Blum & Associates
                               5718 Tanglewood Drive
                              Bethesda, Maryland 20817
                                   (301) 263-0200


           Approximate date of commencement of proposed sale to the public:
                As soon as practicable after the effective date of the
                                Registration Statement

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                        1933, check the following box:  [x].



--------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Item 16.  Financial Statements and Exhibits

(a) Financial Statements and Exhibits -- Included in Prospectus and/or Pre-Effective Amendment No. 2:

(b)  Exhibits:

     *    1.1       Managing Placement Agent Agreement between the Registrant
                    and Northridge Capital Corporation.

     *    1.2       Form of Selected Dealer Agreement between Northridge Capital
                    Corporation and certain Additional Selling Agents.

     *    3.1       Certificate of Incorporation.

     *    3.2       Amendments to Certificate of Incorporation.

     *    3.3       Bylaws of Registrant

     *    3.4       Form of stock certificate

     *    3.5       Subscription Agreement and Power of Attorney (attached to
                    the Prospectus as Exhibit A).

     *    5.1       Opinion of Counsel as to the legality of the Shares.

     *    10.1      Executed Escrow Agreement among the Registrant, the Selling
                    Agent and George Mason Bank, McLean, Virginia (the  Escrow
                    Agent).

     *    10.2      Employment Agreement between Registrant and Gerald Garcia.
                    (No longer applicable since Mr. Garcia is no longer Chairman and President and the terms of his employment have materially changed; see Exhibit 10.68.)

     *    10.3      Employment Agreement between Registrant and Michael L.
                    Foudy.

     *    10.4      Employment Agreement between Registrant and Bradford W.
                    Baker.

     *    10.5      Employment Agreement between Registrant and Bradley B.
                    Niemcek.

     *    10.6      Assignment Agreement between Registrant and Heartland
                    Capital Corporation.

     *    10.61          Amended and Restated Teen Magazine Venture Agreement
                         between Heartland Capital Corporation and Xpress
                         Ventures, Inc.

     *    10.611    License Agreement between Xpress Ventures, Inc. and Gerald
                    Garcia and Bradford W. Baker.

                                        S-1-1

     *    10.62          Amended and Restated National Sports Magazine Venture
                         Agreement between Heartland Capital Corporation and
                         Xpress Ventures, Inc.

     *    10.63          Representation Agreement between Heartland Capital
                         Corporation and ATB Productions, L.L.C.

     *    10.64          Amended and Restated Agreement between Registrant and
                         Alvery Bartlett Fund Management Co. (no longer applicable since such funding agreement has been terminated -- see Exhibit 10.67).

     *    10.65          Revised Supplemental Solicitation Materials.

     *    10.66          Credit Agreement between Heartland Capital Corporation
                         and ATB Productions, L.L.C.

     *    10.67          Termination Agreement between Alvery Bartlett Fund
                         Management and Heartland Capital Corporation.

     *    10.68          Employment Agreement between Registrant and Gerald
                         Garcia (replacing the former Agreement, Exhibit 10.2).

     *    10.69          Barter Trade Agreement between ICON International, Inc.
                         and Registrant.

     *    10.70          Promotional Share Escrow Agreement between George Mason
                         Bank and Registrant.

          24.1           Consent of Counsel.

          24.2           Consent of Independent Certified Public Accountants.

     *    24.3           Consent of Independent Valuation Experts



     * These exhibits were filed in the July 26, 1996 Registration Statement and/or Pre-effective Amendments No. 1, No. 2, No. 3, No. 4 and/or No. 5 thereto filed respectively July 28, 1997, December 4, 1997December 24, 1997 and February 12, 1998 and again February 12, 1998 and, since changes thereto are not material, are not filed herewith and are hereby incorporated by reference.



                                        S-1-2

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 13th day of February, 1997.

                         HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                         By: /s/ Michael L. Foudy
                             -------------------------------------
                             Michael L. Foudy, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.

              Signatures               Title               Date
          -----------------          ------------         ---------

          /s/Michael L. Foudy      President, CEO            February 13, 1998
        ------------------------   and Director
          Michael L. Foudy


          /s/Bradford W. Baker     Treasurer                 February 13, 1998
        ------------------------
          Bradford W. Baker


          /s/Linda G. Moore        Assistant Treasurer and   February 13, 1998
        ------------------------   Chief Financial and
          Linda G. Moore           Accounting Officer


          /s/ Thomas Burgum        Director                  February 13, 1998
        ------------------------
          Thomas Burgum


          /s/ B. Eric Sivertsen    Director                  February 13, 1998
        ------------------------
          B. Eric Sivertsen

                                        S-1-3